EXHIBIT 23.1

                       CONSENT OF IGLER & DOUGHERTY, P.A.

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                             IGLER & DOUGHERTY, P.A.
                                Attorneys at Law
                              1501 PARK AVENUE EAST
                           TALLAHASSEE, FLORIDA 32301
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
Winter Park Office                                                                                       Tampa Office
Federal Trust Bank Building                       (850) 878-2411 TELEPHONE                          Park Tower - Suite 2625
1211 Orange Avenue                                (850) 878-1230 FACSIMILE                          400 North Tampa Street
Winter Park, Florida 32789                                                                           Tampa, Florida 33602
(407) 647-0822 - Telephone                     REPLY TO: TALLAHASSEE OFFICE                       (813) 307-0510 - Telephone
(407) 647-8089 - Facsimile                                                                        (813) 307-0415 - Facsimile
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                                     CONSENT


         We hereby consent to the references to this firm and our opinions in the Registration Statement on Form SB-2 filed by Citizens Community Bancorp, Inc. ("Company"), and all amendments thereto regarding the issuance and registration of shares of common stock by the Company.

                             IGLER & DOUGHERTY, P.A.



                                                     /s/ Igler & Dougherty, P.A.

March 10, 1998


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